Exhibit 99.1
Press Release
For more information contact:
Sabina Burns
Virage Logic Corporation
(510) 743-8115
sabina.burns@viragelogic.com
VIRAGE LOGIC APPOINTS JENS MEYERHOFF AS CFO
FREMONT, Calif., January 4, 2006 — Virage Logic Corporation (Nasdaq:VIRL), a pioneer in Silicon Aware IP™ and leading provider of semiconductor IP platforms, today announced the appointment of Jens Meyerhoff as its Chief Financial Officer (CFO) effective immediately. Meyerhoff will be responsible for all financial and administrative aspects of the company and will report directly to Adam Kablanian, Virage Logic’s President and Chief Executive Officer.
Meyerhoff joins Virage Logic from FormFactor, Inc. (Nasdaq:FORM), a leading manufacturer of advanced wafer probe cards. At FormFactor he served as Chief Operating Officer from April 2004 to July 2005, Senior Vice President of Operations from January 2003 to April 2004, and Chief Financial Officer from August 2000 through March 2005. During his five-year tenure at FormFactor, the company grew its revenues by more than five times and significantly increased its profitability to an industry-leading level. Prior to FormFactor, Meyerhoff served in a variety of senior management roles encompassing finance and operations at Siliconix Incorporated, a leading manufacturer of power and analog semiconductor devices, and with various divisions of Daimler-Benz AG in North America and Europe. He succeeds Mike Seifert who has tendered his resignation in order to pursue other interests.
“We would like to thank Mike for his contributions to Virage Logic over the last couple of years, a time during which the company completed some critical product initiatives, including the successful launch of our semiconductor IP platform initiative,” said Kablanian. “As we continue to leverage our product portfolio in order to pursue additional market penetration and growth, we welcome aboard Jens Meyerhoff, whose background in helping companies achieve strong growth and industry-leading profitability like FormFactor and Siliconix, will serve us well in the future.”
With this organizational transition under way, Virage Logic will report financial results for the first fiscal quarter ended December 31, 2005, on January 25, 2006. For this first fiscal quarter,

the company expects to meet or exceed the prior business outlook that was provided on October 27, 2005.
About Virage Logic
Founded in 1996, Virage Logic Corporation rapidly established itself as a technology and market leader in providing advanced embedded memory intellectual property (IP) for the design of complex integrated circuits. Today the company is a global leader in semiconductor IP platforms comprising embedded memories, logic, and I/Os and is pioneering the development of a new class of IP called Silicon Aware IP. Silicon Aware IP tightly integrates Physical IP (memory, logic and I/Os) with the embedded test, diagnostic, and repair capabilities of Infrastructure IP to help ensure manufacturability and optimized yield at the advanced process nodes. Virage Logic’s highly differentiated product portfolio provides higher performance, lower power, higher density and optimal yield to foundries, integrated device manufacturers (IDMs) and fabless customers who develop products for the consumer, communications and networking, hand-held and portable, and computer and graphics markets. The company uses its FirstPass-Silicon™ Characterization Lab for certain products to help ensure high quality, reliable IP across a wide range of foundries and process technologies. Headquartered in Fremont, California, Virage Logic has R&D, sales and support offices worldwide. For more information, visit www.viragelogic.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to business outlook, products, growth and market penetration. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic’s ability to forecast its financial results, to further penetrate its markets and to grow, business and economic conditions generally and in the semiconductor industry in particular, competition in the market for semiconductor IP platforms; and other risks including those described in the company’s Annual Report on Form 10-K for the period ended September 30, 2005, and in Virage Logic’s other periodic reports filed with the SEC, all of which are available from Virage Logic’s website (www.viragelogic.com) or from the SEC’s website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.
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